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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                              --------------------


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of report (Date of earliest event reported): August 18, 2003


                    REPUBLIC ENGINEERED PRODUCTS HOLDINGS LLC
               (Exact Name of Registrant as Specified in Charter)



Delaware                         333-100581-04            35-2194249
State or Other Juris-            (Commission              (IRS Employer
Diction of Incorporation)        File Number)             Identification No.)


3770 Embassy Parkway             Akron, Ohio              44333-8367
(Address of Principal Executive Offices)                  (Zip Code)




Registrant's telephone number, including area code:  (330) 670-3000



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     Item 5. Other Events and Regulation FD Disclosure.
          On August 14, 2003 an explosion and fire caused significant damage to Republic Engineered Products' #3 blast furnace in Lorain, Ohio. Fortunately no one was injured due to the explosion.
          The Lorain operation will be down until the full extent of the damage can be evaluated. Republic has a back-up blast furnace in Lorain, which can be used if necessary.
          Republic's Canton melt shop was not impacted and there does not appear to be any significant damage to the company's hot rolling or cold finishing operations in Massillon, Ohio; Lackawanna, N.Y.; Gary, Ind.; or Hamilton, Ont. Republic continues to finish and ship steel from all locations.
          Additional information concerning actual damage to Republic's facilities and operating plans will be available early next week.
          Republic Engineered Products LLC (www.republicengineered.com) is North America's leading supplier of special bar quality (SBQ) steel, a highly engineered product used in axles, drive trains, suspensions and other critical components of automobiles, off-highway vehicles and industrial equipment. With headquarters in Fairlawn, Ohio, the company operates steelmaking centers in Canton and Lorain, Ohio, and value-added rolling and finishing facilities in Canton, Lorain and Massillon, Ohio; Lackawanna, N.Y.; and Gary, Ind. Republic employs approximately 2,400 people.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   REPUBLIC ENGINEERED PRODUCTS
                                   HOLDINGS LLC


Date: August 18, 2003                By:   /s/   Joseph A. Kaczka
                                           -------------------------------------
                                        Chief Financial Officer, Vice President,
                                        Finance and Controller, Treasurer and
                                        Secretary